Exhibit 99.1

FOR IMMEDIATE RELEASE

STORE Capital Announces Closing of $450 Million Securitization at 5.76%

Scottsdale, AZ – April 24, 2024 – STORE Capital LLC (“STORE”, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it completed the issuance of $450.0 million of long-term fixed-rate notes designated as STORE Master Funding Net-Lease Mortgage Notes, Series 2024-1 (the “Notes”). This is the thirteenth note issuance under STORE’s Master Funding debt program, its proprietary structured debt financing vehicle.

The Notes were issued in four classes in a private placement to premier institutional buyers. Notes aggregating $335.0 million were rated AAA by S&P Global Ratings (“S&P”) and include $74.4 million of 5-year Class A-1 notes issued at an interest rate of 5.69% and $260.6 million of 7-year Class A-2 notes issued at an interest rate of 5.70%. Notes aggregating $115.0 million were rated AA by S&P and include $25.6 million of 5-year Class A-3 notes issued at an interest rate of 5.93% and $89.4 million of 7-year Class A-4 notes issued at an interest rate of 5.94%. The weighted average interest rate of the Notes is 5.76%. The net proceeds of the transaction were used, in part, to redeem $186.5 million of previously issued Master Funding notes set to mature in October 2024 that were prepayable without penalty, and to fund growth.

“I am very excited to announce the closing of our thirteenth Master Funding transaction and our first execution following the S&P upgrade of our existing notes. We are proud of our leadership position in the ABS net lease space as well as several achievements related to the 2024-1 transaction. These achievements include tremendous oversubscription levels that allowed us to upsize the transaction from $250 million to $450 million, a reduction in our AAA credit spreads by 110 bps, as compared to our previous issuance, resulting in a final AAA credit spread of 140 bps, and a credit spread differential of only 25 bps between our AAA and AA notes. In addition, we were pleased to be able to issue both 5- and 7-year notes enabling us to further extend and ladder our debt maturities,” said Mary Fedewa, STORE Capital’s President and Chief Executive Officer. “These significant accomplishments are a testament to the STORE team and our platform. Lastly and importantly, I’d like to welcome eight new investors and express my sincere thank you to our existing investors for their continued participation.”

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About STORE Capital

STORE Capital is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or “STORE Properties”, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest-growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,200 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as updated by the Company’s subsequent periodic reports filed with the Securities and Exchange Commission.